                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date earliest event reported): February 5, 2002




                         ACCEL INTERNATIONAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       Delaware                       0-8162                     31-0788334
(State of Incorporation)      (Commission File Number)         (IRS Employer
                                                            Identification No.)

280 Trumbull Street, 24th Floor, Hartford, Connecticut             06103
(Address of principal executive office)                          (Zip Code)


Registrant's telephone number, including area code: (860)-549-1674


(Former Name or Former Address, if Changed Since Last Report):
75 West Street, Simsbury, Connecticut, 06070
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                         ACCEL INTERNATIONAL CORPORATION
                                    FORM 8-K
                                 CURRENT REPORT

ITEM 5. OTHER EVENTS.

         (a) ACCEL International Corporation (ACCEL) announced today that the Pacific Coast Insurance Group, LLC ("PCIG"), a Florida Limited Liability Company has acquired all of the assets of ACCEL's subsidiary Acceleration Agency Group Inc. ("AAG") consisting primarily of twenty-nine (29) retail insurance sale locations (agencies) by assuming certain obligations of AAG and paying approximately $200,000 to reduce the debt held by a secured lender to AAG.

         (b) Announced that the joint venture of its subsidiary Allegiance Insurance Managers Limited ("AIM") with PC General Agency, Inc. (PC Group) relating to the ownership of Allegiance Claim Services LLC ("ACS") has been terminated by PC Group.

         (c) With the termination of ACS and the sale of the assets of AAG, the Registrant no longer has any operations, has no cash reserves, and has not been able to fully satisfy its creditors. The Registrant is still unable to file form 10K for 2000 and form 10Q for 2001 and its net worth is negative as previously reported. Methods for the most efficient way of winding down the Company are being considered but the Registrant believes that there will be no funds available for distribution to its stockholders.

         (d)       Contact:     Raymond H. Deck, President and Secretary
                                ACCEL International Corporation, (860) 549-1674
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                         ACCEL INTERNATIONAL CORPORATION
                                    FORM 8-K
                                 CURRENT REPORT


                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCEL INTERNATIONAL CORPORATION     Date: February 6, 2002



                                    By: /s/ Raymond H. Deck
                                    --------------------------------------------
                                             Raymond H. Deck
                                             President & Secretary